UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Report as of July 22, 2003

GENERAL BINDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-2604
(Commission File Number)

36-0887470
(I.R.S. employer identification No.)

One GBC Plaza,
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)

(847) 272-3700
(Registrant's telephone number, including area code)

Item 5. Other events

On July 17, 2003, GBC announced several measures aimed at improving its cost structure and reducing its expenses.  Certain labor-intensive manufacturing operations will be relocated from GBC's facility in Booneville, MS to its plant in Nuevo Laredo, Mexico.  Additionally, certain operations currently performed in Booneville will be outsourced to third party suppliers.  The Company also completed a workforce reduction program in other locations.

Approximately 365 employees (or 9%) of GBC's workforce will be affected by the changes, which are expected to generate over $2 million of profitability improvement in 2003 and more than $10 million in annualized improvement by mid-year 2004.

The Company expects to take charges totaling approximately $9.5 million related to these cost reduction programs, about $8.4 million of which will be recognized in the second quarter of 2003. The cash portion of the charges is estimated at about $4 million, principally related to severance expenses. The remaining charges will be non-cash and are mainly related to asset impairments at the Booneville facility.

Item 7. Financial statements and Exhibits

        (a)    Exhibit 20 - Other Documents or Statements to Security Holders:

                GBC press release dated July 17, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL BINDING CORPORATION

By /s/ Steven Rubin
Steven Rubin
Vice President, Secretary and
General Counsel
July 22, 2003

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